                                                                     Exhibit 5.1

               [Paul, Hastings, Janofsky & Walker LLP Letterhead]


American Bank Note Holographics, Inc.
399 Executive Boulevard
Elmsford, NY 10523


                     AMERICAN BANK NOTE HOLOGRAPHICS, INC.
            REGISTRATION STATEMENT OF FORM S-1 (File No. 333-51845)


Ladies and Gentlemen:

     This opinion is delivered in our capacity as counsel to American Bank Note Holographics, Inc., a Delaware corporation (the "Company"), in connection with the Company's registration statement on Form S-1 (the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the registration by the Company of up to 15,681,400 shares of common stock, par value $.01 per share (the "Shares").

     In connection with this opinion, we have examined copies or originals of such documents, resolutions, certificates and instruments of the Company as we have deemed necessary to form a basis for the opinion hereinafter expressed. In addition, we have reviewed such other instruments and documents as we have deemed necessary to form a basis for the opinion hereinafter expressed. In our examination of the foregoing, we have assumed, without independent investigation, (i) the genuineness of all signatures, and the authority of all persons or entities signing all documents examined by us and (ii) the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all copies submitted to us as certified, conformed or photostatic copies. With regard to certain factual matters, we have relied, without independent investigation or verification, upon statements and representations of representatives of the Company.

     Based upon and subject to the foregoing, we are of the opinion, as of the date hereof, that the Shares, when issued and delivered in the manner set forth in the Registration Statement, will be legally issued, fully paid and nonassessable.

American Bank Note Holographics, Inc.
July 2, 1998
Page 2

     We hereby consent to being named as counsel to the Company in the Registration Statement, to the references therein to our firm under the caption "Legal Matters" and to the inclusion of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission thereunder.

                                 Very truly yours,

                                 /s/ Paul, Hastings, Janofsky & Walker LLP